Exhibit 10.3

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), is entered into as of June 22, 2010, by and between American Wagering, Inc., a Nevada corporation (“Borrower”), and Alpine Advisors LLC (“Lender”).

RECITALS

WHEREAS, Borrower has borrowed the sum of $195,000 (the “Existing Loan”) from Lender evidenced by a Secured Promissory Noted dated June 11, 2010 (the “Existing Note”) and has requested a loan facility from Lender in the principal amount of up to $500,000.00 to refinance the Existing Loan and for the other uses set forth herein; and

WHEREAS, Lender is willing, in its sole discretion, to fund the loan facility upon the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, Borrower and Lender hereby agree as follows:

1.             The Loan Facility.

(a)     Subject to the terms and conditions set forth herein, Lender may make available to Borrower up to a $500,000 loan facility (the “Loan Facility”)  for Borrower’s use from time to time during the term of this Agreement.  Lender may, in its sole discretion, and upon Borrower’s request from time to time during the period from the date hereof through July 30, 2010 (the “Availability Period”), make loans (the “Loans”) to Borrower in an aggregate principal amount up to the amount of the Loan Facility.  Borrower may request that Lender make a Loan by giving a written request therefor (each such request, a “Borrowing Request”); provided that (i) such Borrowing Request must specify the date and amount of such proposed borrowing and must be received by Lender no later than 11:00 a.m. 7 days (or such lesser number of days as is acceptable to Lender) prior to the date of such proposed borrowing; (ii) the date of the proposed borrowing shall be Business Day (as hereinafter defined) during the Availability Period; (iii) each borrowing of a Loan shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof; and (iv) such Borrowing Request shall specify the account of Borrower to which Lender shall transfer the proceeds of the requested Loan.

(b)     Borrower hereby agrees to pay to Lender the outstanding principal amount of the Loans, together with any accrued and unpaid interest thereon at the rate set forth in Section 2 below, on June 10, 2011 (the “Maturity Date”).  Borrower may, upon notice to Lender, voluntarily prepay the outstanding Loans in whole or in part; provided that (i) such notice of prepayment must specify the date and amount of such prepayment and must be received by Lender no later than 11:00 a.m. 10 days (or such lesser number of days as is acceptable to Lender) prior to any date of prepayment; (ii) any prepayment shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; and (iii) each such prepayment shall be accompanied by payment of (X) the Repayment Fee set forth in Section 4 below and accrued and unpaid interest on the principal amount being prepaid at the rate set forth in Section 2 below.  Amounts prepaid may not be reborrowed.

(c)     Borrower may, upon notice to Lender, voluntarily terminate the undrawn Loan Facility during the Availability Period; provided that (i) such notice of termination must specify the date of such termination and must be received by Lender no later than 11:00 a.m. 10 days (or such lesser number of days as is acceptable to Lender) prior to the date of termination; and (ii) any termination made in conjunction with a prepayment of Loans then outstanding shall comply with the requirements for prepayment set forth in subsection (b) above.

(d)     On the requested date for borrowing of a Loan, if all conditions to the making of such Loan have been satisfied and Lender, in its sole discretion, has elected to make such Loan, Lender will deliver to Borrower the proceeds of the requested Loan in immediately available funds via wire transfer to the account designated by Borrower in its written request for such borrowing.

(e)     The Loans made by Lender shall be evidenced by one or more accounts or records maintained by Lender in the ordinary course of business.  The accounts or records maintained by Lender shall be conclusive absent manifest error of the amount of the Loans made by Lender to Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations (as hereinafter defined).  Lender will provide to Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement.  Such statement shall be deemed correct, accurate, and binding on Borrower and as an account stated, unless Borrower notifies Lender in writing to the contrary within thirty (30) days after such statement is rendered.  In the event a timely written notice of objections is given by Borrower, only the items to which exception is expressly made will be considered to be disputed by Borrower.  As used herein, the term “Obligations” shall mean all loans, advances, liabilities, obligations, covenants, duties, and indebtedness owing by Borrower or any other Grantor to Lender , whether or not arising under this Agreement or any other Loan Document, whether or not evidenced by any note or other instrument, agreement or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification, sale of goods, rendition of services, or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by Lender in Borrower’s or any other Grantor’s debts owing to others, absolute or contingent, due or to become due, now existing or hereafter arising, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to Borrower or any other Grantor hereunder, under any other Loan Document, or under any other agreement or instrument with Lender.  The term includes, without limitation, (interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

2.             Interest.

(a)     Subject to the provisions of subsection (b) below, the outstanding principal amount of the Loans shall bear simple interest from the date hereof at the rate of 15.0% per annum.  Interest only shall be due and payable monthly in arrears on the first day of each month for interest accrued during the previous month.

(b)     If any Event of Default (as hereinafter defined) occurs, then, from the date such Event of Default occurs until it is cured, or until all Obligations are paid and performed in full, as the case may be, the outstanding principal amount of the Loans shall bear simple interest at the rate of 22.0% per annum.  Such accrued and unpaid default interest shall be due and payable upon demand or, in the absence of a demand, monthly in arrears on the first day of each month for interest accrued during the previous month.

(c)     Interest charges shall be calculated on the basis of a 360-day year prorated for the actual number of days elapsed.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.  As used herein, “Debtor Relief Law” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

3.             Payment; Interest Reserve Fees.

(a)     Except as otherwise provided herein, the Loan Facility and all accrued and unpaid interest thereon shall be due and payable in full on the Maturity Date.  All payments in respect hereof shall be made to Lender at its address set forth in Section [20] below or such other place as may be designated in writing by Lender for such purpose, and all payments shall be made in lawful currency of the United States in immediately available funds.  If any payment due under this Agreement or the Note shall be due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day.  For the purposes of this Agreement, “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Las Vegas, Nevada are authorized or required by law to remain closed.

(b)     Interest Payment Reserve. Effective with the funding of the initial Loan by Lender, Borrower shall pre-pay to Lender a sum equal to two months’ interest on the maximum amount of the Loan Facility (the “Interest Reserve”).  To effectuate and to account for such payment, Lender shall deduct the agreed upon sum from the amount of the initial Loan.  The Interest Reserve shall be held by Lender as security for the timely payment of interest on the

Loans when due and, without limitation of any other remedy Lender may have upon default, may be applied by Lender to accrued interest on the Loans that is past due.  If Lender applies any amount of the Interest Reserve to accrued interest, Borrower shall, immediately upon receipt of notice to do so from Lender, replenish the Interest Reserve by paying to Lender an amount equal to the amount of the Interest Reserve applied by Lender or such greater amount as Lender may require.

(c)     Origination Fee.  The parties agree that, solely for this specific loan transaction, neither Lender nor its principals shall receive an origination fee pursuant to that certain Engagement Agreement dated March 12, 2010, as amended.

4.             Repayment Fee5.  In connection with each repayment or prepayment of a Loan (but in any event subject to the last two sentences of this section), Borrower shall pay to Lender a fee (the “Repayment Fee”) in the amount of (i) $65,000 if, within 60 days after the date hereof (the “Target Date”), all Loans then outstanding shall have been irrevocably paid in full, all other Obligations have been irrevocably paid and performed in full and either the Availability Period has expired or Borrower has voluntarily terminated the undrawn Loan Facility during the Availability Period pursuant to Section 1(c) above; and (ii) $100,000 thereafter or in connection with any other repayment or prepayment.  The first repayment or prepayment of a Loan shall be accompanied by payment of Repayment Fee in the full amount set forth in clause (i) or (ii) above as then applicable.  Each subsequent repayment or prepayment of a Loan shall be accompanied by payment of Repayment Fee in an amount equal to (X) the difference between the full amount set forth in clause (i) or (ii) above as then applicable minus (Y) the aggregate amount of all Repayment Fee, if any, paid prior to the date of such repayment or prepayment.

5.             Conditions Precedent.  Lender will not entertain any request for Loans unless the following conditions precedent have been satisfied as determined by Lender:

(a)     Conditions Precedent to Initial Loan.  The making of the initial Loan shall be subject to the satisfaction, as determined by Lender, of the following conditions:

(i)            Lender’s receipt of the following, each in form and substance satisfactory to Lender:

(1)           an executed counterpart of this Agreement;

(2)           an executed counterpart of the Pledge Agreement between Borrower and Lender, dated as of the date hereof, in the form attached hereto as Exhibit A (the “Borrower Pledge Agreement”);

(3)           an executed counterpart of the Security Agreement between Computerized Bookmaking Systems, Inc., a Nevada corporation and wholly-owned subsidiary of Borrower (“CBS” ; Borrower and CBS being sometimes hereinafter referred to individually as a “Grantor” and, collectively, as the “Grantors”), and Lender, dated as of the date hereof, in the form attached hereto as Exhibit B (the “CBS Security Agreement”; this Agreement, the Borrower Pledge Agreement, the CBS Security Agreement and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral (as defined in the Borrower Pledge Agreement or the CBS Security Agreement, or any other aspect of the transactions contemplated by this Agreement) are hereinafter sometimes referred to, individually, as a “Loan Document” and, collectively, as the “Loan Documents”);

(4)           an executed written direction from Borrower to Lender that, from the proceeds of the initial Loan, an amount equal to the principal and accrued interest outstanding under the Existing Loan be retained by Lender and applied in satisfaction of the Existing Loan;

(5)           such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of each Grantor as Lender may require evidencing the identity, authority and capacity of each officer thereof authorized to act in connection with this Agreement and the other Loan Documents to which such Grantor is a party;

(6)           an executed counterpart of an amendment to the Warrant to Purchase Shares of Common Stock issued on June 11, 2010, by Borrower to Lender (the “Warrant”) amending the Warrant (a) to require Borrower to provide Lender, in its capacity as warrantholder, with the written notice to attend and the opportunity to be present and observe all regular and special meetings of directors of each Grantor deliver to Lender, and (b) to grant to Lender, in its capacity as warrantholder, at its sole discretion, upon the occurrence of any Event of Default the right to (i) provide Borrower with written notice demanding that Borrower increase number of members of the Board of Directors of Borrower by 2 persons and (ii) fill the 2 vacancies with persons designated by Lender until such time as they may be elected to the Board of Directors by the shareholders at the Borrower’s next annual shareholder’s meeting;

(7)           such documents and certifications as Lender may require to evidence that each Grantor is duly organized or formed, and that each Grantor is validly existing, in good standing and qualified to engage in business in the State of Nevada;

(8)           a current receivables ageing, prepared in the form required by the CBS Security Agreement;

(9)           a lockbox agreement, executed by all parties thereto, regarding collection of the proceeds of Collateral granted pursuant to the CBS Security Agreement; and

(10)         such other assurances, certificates or documents as Lender may require.

(ii)           All liens and security interests granted pursuant to the Loan Documents shall have been perfected and shall be subject to no other liens or security interests (whether junior, equal or senior in priority), and Lender shall have received evidence satisfactory to Lender to that effect (including, without limitation, evidence of the filing in the Office of the Secretary of State of the State of Nevada by Borrower of a UCC-1 Financing Statement showing CBS as debtor and Lender as secured party perfecting the Collateral granted pursuant to the CBS Security Agreement).

(iii)          Borrower shall have paid all fees and expenses (including the fees and disbursements of counsel) incurred by Lender in connection with any of the Loan Documents and the transactions contemplated thereby.

(b)     The making of each Loan shall be subject to the satisfaction, as determined by Lender, of the following conditions:

(i)            Lender’s receipt of the following, each in form and substance satisfactory to Lender:

(1)           a Borrowing Request, duly executed and completed in compliance with Section 1(b) above; and

(2)           a proposed spending budget (each, a “Proceeds Budget”) relating to the proceeds of the Loan being requested;

(ii)           The representations and warranties of each Grantor contained in each Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Loan;

(iii)          (b)           No event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default (a “Default”) has occurred and is continuing, or would result from such proposed Loan or from the application of the proceeds thereof.

6.             [Reserved.]

7.             Representations and Warranties of Borrower.  Borrower hereby represents and warrants to Lender (all of which representations and warranties shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby) that:

(a)     Borrower has full right, power, and authority to enter into this Agreement and the other Loan Documents to which it is a party, without the consent, approval, authorization of, or notice to, any other person or entity, including any governmental entity or regulatory authority;

(b)     Borrower is duly organized and validly existing as corporations under the laws of the State of Nevada, and is in good standing as corporations and qualified to do business in each state in which the nature of its business or property so requires;

(c)     The execution, delivery, and performance of this Agreement and compliance with the terms, conditions and provisions hereof and the other Loan Documents to which it is a party are not prohibited or restricted under Borrower’s articles of incorporation or bylaws.  The execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party and the transactions contemplated hereby and thereby (i) do not conflict with or result in any breach or contravention of any applicable law, regulation, judicial order, or decree (each, a “Requirement of Law”) to which Borrower is subject and (ii) do not violate, conflict with, constitute a default or event of default under, or result in any rights to accelerate or modify any obligations under any agreement, instrument, lease, mortgage, or indenture to which Borrower is a party or subject, or to which any of its assets are subject;

(d)     Borrower has the requisite power and authority and is duly authorized to execute and deliver this Agreement, the other Loan Documents to which it is a party, and to perform the Obligations.  This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by Borrower and constitute a valid and legally binding obligation of Borrower, enforceable in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws relating to or affecting generally the enforcement of creditors’ rights and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(e)     The liens and security interests granted in and to the Collateral pursuant to the Loan Documents constitute a present, valid, binding, and enforceable security interest as collateral security for the Obligations and are subject to no other liens or security interests (whether junior, equal or senior in priority).

(f)      Borrower has made all filings required pursuant to the Securities Exchange Act of 1934 with the Securities Exchange Commission and all required filings relating to its listing on the NASDAQ OTC Bulletin Board.  Each Grantor is in compliance in all material respects with all Requirements of Law applicable to such Grantor.

(g)     Each of Borrower and its subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all material property necessary or used in the ordinary conduct of its business.  The property of Borrower and Grantor is subject to no liens, security interests or other encumbrances, other than liens and security interests in favor of Lender.

(h)     Borrower and its subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other person or entity.  To the best knowledge of Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower or any of its subsidiaries infringes upon any rights held by any other person or entity.

(i)      The issued and outstanding capital stock of CBS is 100 shares of common stock, represented by Certificate No. 1, all of which have been duly authorized and issued and are fully-paid and non-assessable, and none of which constitutes Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States, as the same is from time to time in effect); and all of such shares are owned by Borrower free and clear of any lien, security interest or other encumbrance other than the pledge and security interest in favor of Lender.

(j)      The properties of Borrower and its subsidiaries are insured with financially sound and reputable insurance companies not affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or the applicable subsidiary operates.

(k)     No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other person or entity is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Grantor of any Loan Document.

(l)      Except as disclosed to Lender prior to the date hereof, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any governmental authority, by or against Borrower or any of its subsidiaries or against any of their properties or revenues.

(m)    Neither Grantor is in default under or with respect to any material contractual obligation.  No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(n)     Borrower and its subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with generally accepted accounting principles (“GAAP”).  There is no proposed tax assessment against Borrower or any of its subsidiaries.  Neither Lender nor CBS is party to any tax sharing agreement.

(o)     Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Borrower only or of Borrower and its subsidiaries on a consolidated basis) will be Margin Stock.

(p)     None of Borrower, any person controlling Borrower, or any subsidiary of Borrower is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(q)     Borrower has disclosed to Lender all agreements, instruments and corporate or other restrictions to which it or any of its subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to have a material adverse effect upon the business, operations, condition (financial or otherwise), properties or prospects of Borrower or it subsidiaries (a “Material Adverse Effect”).  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of either Grantor to Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

8.             [Reserved.]

9.             Covenants of Borrower.  For so long as any Obligations remain outstanding or unsatisfied, and so long as the Availability Period has not expired or been terminated, Borrower shall, and shall cause its subsidiaries to:

(a)     pay or cause to be paid promptly all taxes and assessments when due, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, and all lawful claims which, if unpaid, would by law become a lien upon its property;

(b)     [reserved];

(c)     deliver to Lender:

(i)            Notice of the filing of any documents filed with the SEC, promptly, but in any event within 2 Business Days, after the filing thereof;

(ii)           promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt or equity securities of Borrower;

(iii)          promptly, but in any event within 2 Business Days, after learning thereof, notice of

(1)           any litigation commenced or claim asserted against Borrower or any of its subsidiaries involving an amount in excess of $25,000;

(2)           the occurrence of any Default or Event of Default; and

(3)           any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of an officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to clause (2) above shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

(iv)          promptly, but in any event within 2 Business Days, such additional information regarding the business, financial or corporate affairs of Borrower or any of its subsidiaries, or compliance with the terms of the Loan Documents, as Lender may from time to time reasonably request.

(d)     Preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization; take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business; and preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

(e)     Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof, except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(f)      Maintain with financially sound and reputable insurance companies not affiliates of Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by persons or entities engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other persons or entities.

(g)     Comply in all material respects with all Requirements of Law and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(h)     Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower or such subsidiary, as the case may be; and maintain such books of record and account in material conformity with all applicable requirements of any governmental authority having regulatory jurisdiction over Borrower or such subsidiary, as the case may be.

(i)      Permit representatives and independent contractors of Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower; provided, however, that when an Event of Default exists Lender (or any of its representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice.

(j)      Use the proceeds of each Loan solely to refinance the Existing Loan and for the purposes described in the Proceeds Budget delivered to Lender in connection with such Loan, and in any event not in contravention of any Requirement of Law or of any Loan Document.

(k)     Not create, incur, assume or suffer to exist any lien, security interest or other encumbrance upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than in favor of Lender, except for purchase money security interests granted by Sturgeons LLC to secure the payment of the outstanding indebtedness incurred by Sturgeons LLC for the purchase by Sturgeons LLC of equipment provided that (i) such Liens do not at any time encumber any property other than the property financed by such indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition.

(l)      Not merge or consolidate with or into another person or entity, or liquidate or dissolve, or sell or otherwise dispose of (whether in one transaction or in a series of transactions) any Collateral or all or substantially all of its other assets (whether now owned or hereafter acquired) to or in favor of any person or entity, other than sales of inventory in the ordinary course of business.

(m)    Not declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) any subsidiary of Borrower other than CBS may make a Restricted Payment to Borrower and (ii) so long as no default or Event of Default exists, Borrower may declare and pay cash dividends on its outstanding preferred stock in aggregate amounts and at intervals consistent with past practice.  As used herein, “Restricted Payment” means a dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of Borrower or any of its subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest, or on account of any return of capital to Borrower’s stockholders, partners or members (or the equivalent person or entity thereof).

(n)     Not engage in any material line of business substantially different from those lines of business conducted by Borrower and its subsidiaries on the date hereof or any business substantially related or incidental thereto.

(o)     Not enter into any transaction of any kind with any affiliate of Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Borrower or such subsidiary as would be obtainable by Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a person or entity other than an Affiliate.

(p)     Not enter into any contractual obligation (other than this Agreement or any other Loan Document) that (i) limits the ability (1) of any subsidiary of Borrower to make Restricted Payments to Borrower or any other subsidiary or to otherwise transfer property to Borrower or any other subsidiary, (2) of any subsidiary of Borrower to guarantee the indebtedness of Borrower to Lender or (3) of Borrower or any subsidiary of Borrower to create, incur, assume or suffer to exist liens on property of such person or entity in favor of Lender.

(q)     Not use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

(r)      At Borrower’s expense, execute and deliver, or cause to be executed and delivered, to Lender such documents and agreements, and shall take or cause to be taken such actions, as Lender may, from time to time, require to carry out the terms and conditions of this Agreement and the other Loan Documents.

10.           Indemnification; Borrower to Reimburse Lender’s Expenses.

(a)     [Reserved]

(b)     Borrower shall indemnify and hold harmless Lender and its members, directors, officers, employees, agents and advisors (each of the foregoing being called an “Indemnitee”) from and against, and hold each Indemnitee harmless from,  any and all loss, damage, liability, or expense, including reasonable fees and disbursements of counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or CBS arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds thereof, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or CBS, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or CBS against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or CBS has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)     Borrower shall pay for or reimburse Lender for: (i) all reasonable out of pocket expenses incurred by Lender (including the fees and disbursements of counsel), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) the costs arising from or relating to any regulatory or legal expense for Lender associated with this Agreement and/or any other Loan Document, and (iii) all out of pocket expenses incurred by Lender (including the fees and disbursements of counsel) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

11.           [Reserved.]

12.           Defaults.  The following shall constitute events of defaults hereunder (“Event of Default”):

(a)     Borrower’s failure to pay, when and as required to be paid herein or in any other Loan Document, any amount of principal, interest or fees or any other amount payable hereunder or under any other Loan Document; or

(b)     Any warranty or representation made by either Grantor in any Loan Document proves to have been false or misleading in any material respect when made or deemed made; or

(c)     Either Grantor’s failure to perform, or breach of, any other term, obligation or covenant set forth in this Agreement or any other Loan Document; or

(d)     Borrower or any of its subsidiaries (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any indebtedness (other than indebtedness hereunder) having an aggregate principal amount of more than $100,000, or (ii) fails to observe or perform any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such indebtedness to be demanded or terminated or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such indebtedness to be made, prior to its stated maturity, or cash collateral in respect thereof to be demanded; or

(e)     Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such person or entity and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such person or entity or to all or any material part of its property is instituted without the consent of such person or entity and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(f)      (i) Borrower or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(g)     There is entered against Borrower or any of its subsidiaries (i) a final judgment or order for the payment of money in an aggregate amount exceeding $50,000, or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(h)     Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Grantor or any other person or entity contests in any manner the validity or enforceability of any Loan Document; or any Grantor denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(i)      Victor Salerno ceases for any reason to be or act as the Chief Executive Officer of Borrower; or there occurs any change of control of Borrower; or

(j)      Any lien or security interest purported to be created under any Loan Document shall cease to be, or shall be asserted by any Grantor or other person or entity not to be, a valid and perfected lien on or security interest in any Collateral, with the priority required by this Agreement.

13.           Rights and Remedies of Lender.  Upon the occurrence of an Event of Default, Lender may exercise any one or more of the following rights and remedies:

(a)     declare the Availability Period to be terminated, whereupon the Availability Period shall be terminated and no further Loans shall be made hereunder;

(b)     declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;

(c)     Pursue and enforce all of the rights and remedies provided to a secured party with respect to the Collateral under the Nevada Uniform Commercial Code; or

(d)     Pursue any other rights or remedies available to Lender at law or in equity including recovery of all costs of collection incurred by Lender due to the Event of Default, including, without limitation, reasonable attorneys’ fees and expenses;

provided, however, that upon the occurrence of any event with respect to Borrower described in Section 12(e) above, the Availability Period shall be automatically terminated and no further Loans shall be made hereunder, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of Lender.

14.           Waiver.  Borrower, except as otherwise specifically set forth herein, for itself and for its successors, transferees, and assigns, hereby irrevocably waives diligence, presentment, and demand for payment, protest, notice, notice of protest and nonpayment, dishonor and notice of dishonor and all other demands or notices of any and every kind whatsoever in connection with this Agreement, any other Loan Document, and the Collateral and the benefit of all statutes, ordinances, judicial rulings, and other legal principles of any kind, now or hereafter enacted or in force, affording any right of redemption or cure or any right to a stay of execution or extension of time for payment or exempting any property of such person from levy and sale upon execution of any judgment obtained by Lender or any successor or assignee of Lender in respect of this Agreement, any other Loan Document, and the Collateral.  Borrower hereby agrees that the Loans and any or all payments coming due hereunder may be extended from time to time in the sole discretion of Lender without in any way affecting or diminishing Borrower’s liabilities hereunder or under any other Loan Document.

15.           Full Recourse.  The liability of Borrower for the Obligation shall not be limited to the Collateral.  Borrower shall remain fully liable for indefeasible repayment in full of the Obligations in cash and, specifically, any remaining Obligations in the event that sale or other liquidation of the Collateral is deficient to satisfy the Obligations in full.

16.           Representation of Counsel.  The parties acknowledge that they have consulted with or have had the opportunity to consult with their own legal counsel prior to executing this Agreement.  This Agreement has been freely negotiated by the parties and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

17.           Choice of Laws; Actions.  This Agreement, the Note and the Warrant shall be construed in accordance with the internal laws of the State of Nevada, without regard to the choice of law principles thereof.  The exclusive venue of any legal suit, action, or proceeding arising out of or relating to the Agreement shall be state court in Clark County, Nevada.

18.           Successors and Assigns.  Neither this Agreement nor any of the rights or obligations hereunder shall be assignable or delegable by Borrower without the written consent of Lender or its assignee first obtained and any attempted assignment without such written consent shall be void and confer no rights upon any third party.  This Agreement and the other Loan Documents shall be freely assignable by Lender, subject to compliance with applicable law. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, successors and permitted assigns.

19.           Notices.  All notices under this Agreement shall be in writing and shall be given by personal delivery, or by registered or certified United States mail, postage prepaid, return receipt requested, to the addresses set forth below or to such other person or persons or to such other address or addresses as Lender and Borrowers or their respective successors or assigns may hereafter furnish to the other party by notice similarly given.  Notices, if personally delivered, shall be deemed to have been received on the date of delivery, and if given by registered or certified mail, shall be deemed to have been received on the third business day after mailing.

If to Lender:

Alpine Advisors LLC

825 Lakeshore Blvd

Incline Village, NV 89451

If to Borrower:

American Wagering, Inc.

Attn: General Counsel

675 Grier Drive

Las Vegas, Nevada 89119

20.           Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable in any jurisdiction then, as to such jurisdiction only, such provision shall to the extent of such prohibition or unenforceability be deemed severed from the remainder of such agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

21.           Section Headings.  The various headings used in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

22.           Amendments.  No amendment or modification of any provision of this Agreement shall be effective without the written agreement of the parties, and no termination or waiver of any provision of this Agreement, or consent to any departure by Borrower therefrom shall in any event be effective without the written concurrence of Lender, which concurrence Lender shall have the right to grant or withhold at its sole discretion.

23.           Counterparts.  This Agreement may be executed in any number of counterparts, each constituting an original, but all together one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement

24.           Entire Agreement.  This Agreement, together with the other Loan Documents, constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BORROWER:		LENDER:
American Wagering, Inc.,		Alpine Advisors LLC
A Nevada corporation		A Nevada Limited liability company

By:	/s/ Victor Salerno	By:	/s/ Don R. Kornstein
Name: Victor Salerno		Name: Don R. Kornstein
Its: Chief Executive Officer		Its: Managing Member

EXHIBIT A

FORM OF BORROWER PLEDGE AGREEMENT

[See Attached]

EXHIBIT B

FORM OF CBS SECURITY AGREEMENT

[See Attached]